UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2013

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 – 34346 Manufacturers Way, Abbotsford, BC  V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2013, our board of directors amended our company’s Bylaws.  The amendment of the Bylaws was for the purpose of, among other things, removing certain outdated and redundant provisions that existed in our company’s prior Bylaws with respect to location of registered and records office, annual meetings of shareholders, special meetings of shareholders, voting of directors at directors’ meetings and committees.

The following is a description of the changes to our Bylaws:

1.	Article 1.1 was amended to state that the registered and records office shall be at such location as specified by the board of directors from time to time.

2.	Article 2.1 was amended to state that an annual meeting of the stockholders shall be held in each calendar year or as otherwise determined by the board of directors from time to time.

3.	Article 6.3 was amended to state special meetings of the board of directors may be called on 1 days’ notice to each director, either personally, by mail, by facsimile or by electronic mail.

4.	Article 6.5 was amended to allow the chairman of the board of directors to have a second or casting vote in the case of an equality of vote on any question at a meeting of the board of directors.

5.	Article 7.1 was amended to expand certain provisions with respect to committees.

The above description of the amended Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the amended Bylaws of our company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
3.1	Amended Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By:

/s/ Joel Primus
Joel Primus
Chief Executive Officer, President
and Director

Date: January 28, 2013